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                          AGREEMENT AND PLAN OF MERGER
                                       OF
                         AQUA VIE BEVERAGE CORPORATION-S
                             a Delaware corporation
                                      INTO

                          AQUA VIE BEVERAGE CORPORATION
                             a Delaware corporation


           AGREEMENT AND PLAN OF MERGER, dated October 14, 1998, by and among Aqua Vie Beverage Corporation-S, a Delaware corporation, ("Sub"), which is wholly owned by Aqua Vie Beverage Corporation-Holding, Aqua Vie Beverage Corporation-Holding, a Delaware corporation ("Holding"), which is wholly owned by Aqua Vie Beverage Corporation, and Aqua Vie Beverage Corporation, a Delaware corporation ("Parent").

                              W I T N E S S E T H

           WHEREAS, the respective Boards of Directors of Sub, Holding and Parent have approved the merger of Sub with and into Parent on the terms and subject to the conditions set forth herein;

           WHEREAS, pursuant to the merger as set out below, Sub will merge into Parent and shares of Sub will be converted by way of the merger consideration.

           WHEREAS, pursuant to the merger as set out below, shares of Parent, as the surviving corporation, will be converted into the merger consideration in the manner set forth herein, and as a result, Parent will become a wholly owned subsidiary of Holding;

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           NOW, THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound, Sub, Holding and Parent agree as follows:

                              ARTICLE I-DEFINITIONS

Section 1.1. DEFINITIONS. The following terms, as used in this Agreement, have the meaning set forth below:

        1.1.1   "Agreement" means this Agreement and Plan of Merger.

        1.1.2 "Certificate of Merger" shall mean the certificate evidencing the completion of this Agreement, executed in accordance with section 103 of the General Corporation Law of the State of Delaware, and which may be filed in lieu of this Agreement. The merger shall be effective at the time and on the date of the filing of the Certificate of Merger, which filing shall occur on the Closing date.

        1.1.3 "Holding company" has the same meaning set forth in section 251(g) of Title 8, Chapter 1, Delaware code. (i.e." A corporation which, from its incorporation until consummation of a merger governed by this subsection, was at all times a direct or indirect wholly-owned subsidiary of the constituent corporation and whose capital stock is issued in such merger...")

        1.1.4   "Closing date" means the effective date of the Merger.

        1.1.5 "Merger documents" means, collectively, this Agreement, the Certificate of Merger, and all other agreements and documents entered into in connection with the Merger and the other transactions contemplated hereby.

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        1.1.6   "Shares of Parent" means certificates evidencing common and preferred stock, {and any warrants options or rights (whether or not certificated) to such stock approved by the Board of Directors prior to the Merger being consummated} of the Parent referred to herein.

        1.1.7 "Shares of Sub" means certificates evidencing the common stock of the Sub referred to herein.

                        ARTICLE II- TERMS AND CONDITIONS

Section 2.1 THE MERGER. Upon the terms and subject to the conditions of this Agreement, Sub shall, pursuant to section(s) 251(a),(b) and (g) of the General Corporation law of the State of Delaware, be merged with and into Parent, and the separate corporate existence of Sub shall thereupon cease in accordance with the provisions of General Corporation Law of the State of Delaware. Parent, as the surviving corporation in the Merger, shall continue to exist under the name of BEVA CORPORATION, Holding shall be renamed Aqua Vie Beverage Corporation. Parent shall possess all of the rights, privileges and powers of a public and private nature and be subject to all of the restrictions, disabilities and duties of Sub; and all rights, privileges and powers of Sub and all property, real, personal, and mixed, and all debts due to Sub, on whatever account, shall be vested in Parent. Holding shall transfer all of its interest in Sub to Parent. Parent shall transfer and exchange all of its shares to Holding both Common and Preferred, share for share so that the shareholders of Aqua Vie Beverage Corporation shall become the shareholders of Aqua Vie Beverage Corporation-H with the same numbers and Classes, Common and Preferred, and the same rights, designations and preferences as in Parent, it effectively


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becoming a wholly owned subsidiary of Holding. Rights, Reservations, Options and
Warrants to Common and Preferred Shares, Series A, B, C, which have been approved by the Board of Directors of Parent prior to the Merger, whether or not Certificated, as defined herein shall become Rights, Reservations, Warrants and Options of Holding in the same fashion and to the same extent as with respect to Parent.

Section 2.2  OUTSTANDING SHARES.

           a) As of the date hereof, the number of outstanding shares of capital stock of Sub is the maximum amount, common and preferred, Series A, B, C provided in the Articles of Incorporation of Sub.

           b) As of the date hereof, the number of outstanding Shares of capital stock of Parent (including Rights, Reservations, Options and Warrants duly approved by the Board of Parent prior to the Merger provided herein) is as stated in Exhibit A attached hereon and has the same designations, rights, powers and preferences, qualifications, limitations and restrictions thereof, as the shares of stock of Sub being converted in the merger, and the same designations, rights, powers, preferences, qualifications, limitations and restrictions as the Shares of Holding to be issued in lieu and in exchange for Shares of Parent.

Section 2.3. ARTICLES OF INCORPORATION. With certain exceptions allowed by statute, the Certificate of Incorporation of the holding company immediately following the effective time of the merger shall contain provisions identical to the Certificate of Incorporation of the Parent, the constituent corporation. Articles of Incorporation of Holding in effect at the closing date shall be the Articles of Incorporation of Parent immediately prior to the

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merger, but not reflecting changes to said Articles made as a result of the
Merger as provided hereunder, and shall continue in full force and effect until further amended in the manner prescribed by the provisions of the General Corporation Law of the State of Delaware.

           Effective upon the date of the Merger, the Articles of Parent shall be amended as follows:

                "(1) To add a new Article XIV to read:

                        Any act or transaction by or involving this corporation
                which action requires shareholder approval under this Certificate of Incorporation or under the General Corporation Law of Delaware, must, pursuant to section 251(g) of the General Corporation Law of Delaware, also require, in addition, the approval of the stockholders of Aqua Vie Beverage Corporation-H, or any successor by merger, by the same vote as is required by the Certificate of Incorporation of this corporation and/or by the General Corporation Law of Delaware.

                (2) To Change the name of Aqua Vie Beverage Corporation after the merger is effected to BEVA CORPORATION.

                (3) To reduce the authorized Capital of Parent to 100,000 Common Shares and 10,000 Shares Each of Preferred Shares Series A and Series B and Series C."

                     The Articles of Holding shall be amended to conform exactly to the Articles of Parent immediately prior to the Merger, except for Designated Directors and Registered Agent and Office, and shall be further amended to Change the name of Aqua Vie Beverage Corporation-H to Aqua Vie Beverage Corporation.

Section 2.4. BY-LAWS. With certain exceptions allowed by statute, the By-laws of the Holding Company immediately prior to the effective time of the merger shall contain provisions identical to the By Laws of the constituent corporation immediately prior to the effective time of the merger. The By-laws of Holding, in effect at the closing date

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shall be the By-laws of Parent and shall continue in full force and effect until further amended in accordance with applicable law.

Section 2.5. OFFICERS. The Officers of Holding, immediately prior to the closing date of the merger, shall be the Officers of Parent, and will hold office until their successors are duly elected or appointed and qualify in the manner provided in the certificate of incorporation or by-law of Parent or as otherwise provided by law, or until their earlier death, resignation or removal.

Section 2.6. DIRECTORS. The Directors of Holding, immediately prior to the closing date of the merger, shall be the Directors of Parent, and will serve until their successors are duly elected or appointed and qualify in the manner provided in the certificate of incorporation or by-laws of Parent or as otherwise provided by law, or until their earlier death, resignation or removal.

Section 2.7. CLOSING. The closing date of this merger shall become effective on the date of the filing of the Certificate of Merger with the Delaware Secretary of State.

              ARTICLE III-AMENDMENT TO CERTIFICATE OF INCORPORATION

Section 3.1 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of Parent, which is the surviving subsidiary corporation of Holding, shall be amended herein below on the closing date of the merger, as required by Section 251(g) of the General Corporation Law of Delaware and such Amended Certificate of Incorporation shall continue in full force and effect as the Certificate of Incorporation of Parent.

Section 3.2 AMENDMENt. The Certificate of Incorporation of Aqua Vie Beverage Corporation shall be amended:

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                "(1) To add a new Article XIV to read:

                        Any act or transaction by or involving this corporation
                which action requires shareholder approval under this Certificate of Incorporation or under the General Corporation Law of Delaware, must, pursuant to section 251(g) of the General Corporation Law of Delaware, also require, in addition, the approval of the stockholders of Aqua Vie Beverage Corporation-H, or any successor by merger, by the same vote as is required by the Certificate of Incorporation of this corporation and/or by the General Corporation Law of Delaware.

                (2) To Change the name of Aqua Vie Beverage Corporation after the merger is effected to BEVA CORPORATION.

                (3) To reduce the authorized Capital of Aqua Vie Beverage Corporation to 100,000 Common Shares and 10,000 Shares Each of Preferred Shares Series A and Series B and Series C."

Section 3.3 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of Holding, shall be amended herein below on the closing date of the Merger and such Amended Certificate of Incorporation shall continue in full force and effect as the Certificate of Incorporation of Holding:

(i) The name of Aqua Vie Beverage Corporation-H shall be changed to Aqua Vie Beverage Corporation;

(ii) The Articles of Aqua vie Beverage Corporation-H shall be conformed to provide as is provided by the Articles of Aqua Vie Beverage Corporation as of immediately prior to the merger date, except for the initial Director, who shall remain Thomas J. Gillespie, the Incorporator and Registered Agent and such other differences as may be permitted by
        Section 251(g) of the Delaware Corporate Code.

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                       ARTICLE IV - CONVERSION OF SHARES

Section 4.1 CONVERSION OF SHARES. As of the closing date, by virtue of the Merger and without any action on the part of any holder thereof or any party hereto, each share of the Common Stock of Sub, issued and outstanding immediately prior to the closing date, shall be cancelled and converted into one millionth share of fully paid and non-assessable Parent Common Stock, par value $.0001 per share.

Section 4.2 EXCHANGE OF SHARES. At the closing date, by virtue of the Merger and without any action on the part of any holder thereof or any party hereto, (a) each share of the Common Stock of Parent, issued and outstanding immediately prior to the closing date, shall be converted into and become one (1) share of fully paid and non-assessable Holding Common Stock; (b) each Preferred Share, Series A issued and outstanding immediately prior to the closing date, shall be converted into and become one (1) share of fully paid and non-assessable Holding Preferred Stock, Series A; (c) each Preferred Share, Series B issued and outstanding immediately prior to the closing date, shall be converted into and become one (1) share of fully paid and non-assessable Holding Preferred Stock, Series B; (d) each Preferred Share, Series C issued and outstanding immediately prior to the closing date, shall be converted into and become one (1) share of fully paid and non-assessable Holding Preferred Stock, Series C; (e) each Right, Warrant, Reservation or Option as to Common Shares approved by the Board of Parent prior to the Merger, whether or not Certificated, shall become an equivalent, Right, Warrant, Reservation or Option of Holding as to its Common Shares; (f) each Right, Warrant, Reservation or Option as to Preferred Shares, Series A approved by the Board of Parent prior to the Merger, whether or not Certificated, shall become an equivalent, Right,

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Warrant, Reservation or Option of Holding as to its Preferred Shares, Series A;
(g) each Right, Warrant, Reservation or Option as to Preferred Shares, Series B approved by the Board of Parent prior to the Merger, whether or not Certificated, shall become an equivalent, Right, Warrant, Reservation or Option of Holding as to its Preferred Shares, Series B; (h) each Right, Warrant, Reservation or Option as to Preferred Shares, Series C approved by the Board of Parent prior to the Merger, whether or not Certificated, shall become an equivalent, Right, Warrant, Reservation or Option of Holding as to its Preferred Shares, Series C.

Section 4.3 HOLDING OF SHARES. As of the closing date, by virtue of the Merger and without any action on the part of any holder thereof or any party hereto, Holding will receive the shares of Parent, which will become a wholly owned subsidiary of Holding.

Section 4.3 OUTSTANDING COMMON CERTIFICATES. After the closing date, each holder of an outstanding certificate representing shares of Common Stock of Parent shall surrender the same to Holding and each holder shall be entitled upon such surrender to receive the number of shares of Common Stock of Holding, on the basis provided herein above. Until so surrendered, the outstanding shares of the stock of Parent to be converted into the stock of Holding, as provided herein may be treated by Holding for all corporate purposes as evidencing the ownership of shares by Holding as though said surrender and exchange had taken place. After the closing date, each registered owner of any uncertificated shares of Common Stock of Parent shall have said shares cancelled and said registered owner shall be entitled to the number of common shares of Holding on the basis provided herein.

Section 4.4 OUTSTANDING PREFERRED SHARE CERTIFICATES

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(a)     After the closing date, each holder of an outstanding certificate representing shares of Preferred Stock, Series A of Parent shall surrender the same to Holding and each holder shall be entitled upon such surrender to receive the number of shares of Preferred Stock, Series A of Holding, on the basis provided herein above. Until so surrendered, the outstanding shares of the stock of Parent to be converted into the stock of Holding, as provided herein may be treated by Holding for all corporate purposes as evidencing the ownership of shares by Holding as though said surrender and exchange had taken place. After the closing date, each registered owner of any uncertificated shares of Preferred Stock, Series A of Parent shall have said shares cancelled and said registered owner shall be entitled to the number of Preferred Series A shares of Holding on the basis provided herein.

(b) After the closing date, each holder of an outstanding certificate representing shares of Preferred Stock, Series B of Parent shall surrender the same to Holding and each holder shall be entitled upon such surrender to receive the number of shares of Preferred Stock, Series B of Holding, on the basis provided herein above. Until so surrendered, the outstanding shares of the stock of Parent to be converted into the stock of Holding, as provided herein may be treated by Holding for all corporate purposes as evidencing the ownership of shares by Holding as though said surrender and exchange had taken place. After the closing date, each registered owner of any uncertificated shares of Preferred Stock, Series B of Parent shall have said shares cancelled and said registered owner shall be entitled to the number of Preferred Series B shares of Holding on the basis provided herein;

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(c)     After the closing date, each holder of an outstanding certificate representing shares of Preferred Stock, Series C of Parent shall surrender the same to Holding and each holder shall be entitled upon such surrender to receive the number of shares of Preferred Stock, Series C of Holding, on the basis provided herein above. Until so surrendered, the outstanding shares of the stock of Parent to be converted into the stock of Holding, as provided herein may be treated by Holding for all corporate purposes as evidencing the ownership of shares by Holding as though said surrender and exchange had taken place. After the closing date, each registered owner of any uncertificated shares of Preferred Stock, Series C of Parent shall have said shares cancelled and said registered owner shall be entitled to the number of Preferred Series B shares of Holding on the basis provided herein;

Section 4.5 RIGHTS, RESERVATIONS, OPTIONS & WARRANTS

        Rights, Reservations, Options and Warrants approved by the Board of Directors of Parent as to Common Shares, Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares shall be documented in a Directors Resolution of Parent immediately prior to the merger and shall be attached as Exhibit A hereto. Said Exhibit A shall become part of the Corporate Records of Holding after the Merger, and shall then and thereafter constitute the rights of the Holders of said Rights, Reservations, Options and Warrants as to said Common Shares, Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares with respect to and to the same extent as to Holding of said Rights, Reservations, Options and Warrants as to said Common Shares, Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares. Holders thereof may be issued Certificates as to said Rights, Reservations, Options and

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Warrants as to Holding, but the absence of a certificate issuance shall not affect the validity thereof.

        IN WITNESS WHEREOF, the parties to this Agreement, pursuant to the approval and authority duly given by resolutions adopted by their respective Board of Directors and that fact having been certified on said Agreement by the Secretary of each corporate party thereto, have caused these presents to be executed by the Presidents of each party hereto as the respective act, deed and agreement of each said corporations, on this 14th day of October, 1998.

                                Aqua Vie Beverage Corporation-S, a Delaware corporation

ATTEST:

                                                   /S/
                                -------------------------------------------
                                          Thomas J. Gillespie

            /S/
------------------------------
John J. Cooper, Jr.

I, John J. Cooper, Jr., Secretary of Aqua Vie Beverage Corporation-S, a corporation organized and existing under the laws of the State of Delaware, hereby certify, as such Secretary that the Agreement and Plan of Merger to which this Certificate is attached, after having first duly signed on behalf of the said corporation and having been signed on behalf of Aqua Vie Beverage Corporation-S, a corporation of the State of Delaware, was duly adopted pursuant to Section 251(g) of the General Corporation law of Delaware without any vote of the stockholders of the surviving corporation; and that no shares of the corporation were issued prior to the adoption of the Merger; and that Section 251(g) of the General Corporation Law of Delaware is applicable; and that the Agreement of Merger was adopted by the Board of Directors by the attached Resolution of said Aqua Vie Beverage Corporation-S, and is the duly adopted agreement and act of said corporation.

           WITNESS my hand on this 14th day of October, 1998.



                                                   /S/
                                -------------------------------------------


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                                                 John J. Cooper, Jr.





                                          Aqua Vie Beverage Corporation-H,
                                          a Delaware corporation
ATTEST:


                                                       /S/
                                          --------------------------------
        /S/                                      Thomas J. Gillespie
-------------------
John J. Cooper, Jr

I, John J. Cooper, Jr., Secretary of Aqua Vie Beverage Corporation-H, a corporation organized and existing under the laws of the State of Delaware, hereby certify, as such Secretary that the Agreement and Plan of Merger to which this Certificate is attached, after having first duly signed on behalf of the said corporation and having been signed on behalf of Aqua Vie Beverage Corporation-H, , a corporation of the State of Delaware, was duly adopted pursuant to Section 251(g) of the General Corporation law of Delaware without any vote of the stockholders of the surviving corporation; and that no shares of the corporation were issued prior to the adoption of the Merger; and that
Section 251(g) of the General Corporation Law of Delaware is applicable; and that the Agreement of Merger was adopted by the Board of Directors by the attached Resolution of said Aqua Vie Beverage Corporation-H, and is the duly adopted agreement and act of said corporation.

           WITNESS my hand on this 14th day of October, 1998.



                          /S/
           ---------------------------------------
                     John J. Cooper, Jr.



                                          Aqua Vie Beverage Corporation,
                                          a Delaware corporation
ATTEST:

                                                       /S/
                                          --------------------------------
        /S/                                      Thomas J. Gillespie
-------------------

John J. Cooper, Jr

I, John J. Cooper, Jr., Secretary of Aqua Vie Beverage Corporation-H, a corporation organized and existing under the laws of the State of Delaware, hereby certify, as such Secretary that the Agreement and Plan of Merger to which this Certificate is attached, after having first duly signed on behalf of the said corporation and having been signed on behalf of Aqua Vie Beverage Corporation-H, , a corporation of the State of Delaware, was duly adopted pursuant to Section 251(g) of the General Corporation law of Delaware without any vote of the stockholders of the surviving corporation; and that no shares of the corporation were issued prior to the adoption of the Merger; and that
Section 251(g) of the General Corporation Law of Delaware is applicable; and that the Agreement of Merger was adopted by the Board of Directors by the attached Resolution of said Aqua Vie Beverage Corporation-H, and is the duly adopted agreement and act of said corporation.

           WITNESS my hand on this 14th day of October, 1998.



                                                   /S/
                                -------------------------------------------
                                           John J. Cooper, Jr.

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